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                                                                   EXHIBIT 10.46

              AMENDMENT TO PROMISSORY NOTE DATED DECEMBER 13, 2000

NextCard, Inc. and the undersigned are parties to that certain Promissory Note dated December 13, 2000 in the original principal amount of $__________ (the "Note"). Capitalized terms not defined herein will have the meanings set forth in the Note.

For good and valuable consideration, the Company and the Original Holder hereby agree to amend the Note as follows:

1.    The first two paragraphs of Section 1 of the Note (beginning with "The principal hereof . . . ." and ending with ". . . will be final and conclusive."
are amended in their entirety to read as follows:

      The principal hereof will be due and payable on December 13, 2005, or, if earlier, upon the end of the first calendar month immediately following the first calendar quarter in which the Company (on a consolidated basis) achieves positive Net Income (i.e. net income after tax as reflected in the Company's published financial statements prepared in accordance with generally accepted accounting principles as applied in the Company's audited financial statements).

      In the event of any dispute concerning the computation of Net Income, the determinations of the Company's auditors will be final and conclusive.

2. During such time as the principal amount of the Note remains outstanding to the Original Holder, the Company (acting through the Compensation Committee of the Board) will consider reasonable requests by the Original Holder to make advances not exceeding in aggregate the amount due under the Note in situations where the Original Holder has a bona fide need for cash, such as for emergency purposes or purchasing a house. If the Compensation Committee determines in its discretion to grant such a request, then the Company will advance such funds to the Original Holder under a note or agreement as prepared by the Company and reflecting the following terms:

      (a) repayment of the advance upon the earlier of repayment of the Note, or three months after termination of Original Holder's employment with the Company for any reason or no reason;

      (b) simple interest, payable annually, at 7% per annum times: one minus the highest effective marginal rate of combined federal and California income tax anticipated to be applicable to Original Holder for the year in which payment is due(1); and

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      (1) Note that this amount may be below the applicable federal rate, creating original issue discount (i.e. deemed additional payments of interest by the AMT Executive and a matching income event for the AMT Executive).



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      (c)   the Company's right to offset amounts due on the advance against amounts due Original Holder under the Note.

3. Except as amended hereby, the Note will continue in full force and effect. Original Holder agrees to indicate in ink on the face of the Note the following words: "This Promissory Note has been amended by an Amendment dated July 11, 2001." and to provide the Company with a copy of the face of the Note as so altered.


The parties have executed this Amendment this _______, 2001.


NextCard, Inc.                            "Original Holder":


By:___________________________________    _____________________________________
                                                          Signature

Its:__________________________________    _____________________________________
                                                          Name


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